AMENDMENT NO. 2 TO
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDMENT NO. 2 ("Amendment") dated this 30th day of September, 1994 by and between PEEBLES INC. (the "Borrower") and NATWEST USA CREDIT CORP. (the "Lender").

                           W I T N E S S E T H :


          WHEREAS:

     A. The Borrower and the Lender are parties to a certain Second Amended and Restated Credit Agreement dated January 31, 1992 as amended by a Waiver and Amendment No. 1 dated January 4, 1993 (as amended to date, the "Credit Agreement") pursuant to which the Lender agreed to make loans to and cause to be issued Letters of Credit (as defined in the Credit Agreement) for the account of the Borrower in an aggregate amount of up to $76,000,000 subject to the terms and conditions contained therein;

     B. The Borrower has requested the Lender to amend the Credit Agreement in certain respects;

     C. The Lender is willing to make such amendments upon the terms and subject to the conditions of this Amendment; and

     D. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.   AMENDMENT.  The Credit Agreement is hereby amended as follows:

          (a) Article 1 of the Credit Agreement is hereby amended to add the following definitions:


               "`10-K Filing Date' shall mean the last date upon which the Borrower may file with the Securities and Exchange Commission the Borrower's Annual Report on Form 10-K for the immediately preceding fiscal year."


               "`First 10-Q Filing Date' shall mean the last date upon which the Borrower may file with the Securities and Exchange
     Commission the Borrower's Report on Form 10-Q with respect to the first fiscal quarter of the Borrower's fiscal year."

               "`IPO' - an initial offering of shares of the Company's common stock, par value $0.10 per share, for the account of the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and pursuant to which (i) the Borrower receives proceeds, after the payment of underwriting discounts and commissions, of not less than $10,000,000 and (ii) an amount of the net proceeds of which equal to the lesser of (A) 85% of the total gross proceeds to the Company from such offering or (B) the total outstanding principal and accrued interest due on the Term Note on the date of consummation of such offering is applied to the prepayment of the Term Note."

               "`Rate Reduction Period' shall mean (A) the period beginning on the First 10-Q Filing Date and continuing until but excluding the Second 10-Q Filing Date, if EBITDA for the first fiscal quarter of the Borrower exceeded $4,013,000, (B) the period beginning on the Second 10-Q Filing Date and continuing until but excluding the Third 10-Q Filing Date, if EBITDA for the first and second fiscal quarters of the Borrower exceeded $8,433,000, (C) the period beginning on the Third 10-Q Filing Date and continuing until but excluding the 10-K Filing Date, if EBITDA for the first three fiscal quarters of the Borrower exceeded $12,984,000 and (D) the period beginning on the 10-K Filing Date and continuing until but excluding the First 10-Q Filing Date, if EBITDA for the immediately preceding fiscal year exceeded $22,350,000."

               "`Second 10-Q Filing Date' shall mean the last date upon which the Borrower may file with the Securities and Exchange Commission the Borrower's Report on Form 10-Q with respect to the second fiscal quarter of the Borrower's fiscal year."

               "`Third 10-Q Filing Date' shall mean the last date upon which the Borrower may file with the Securities and Exchange
     Commission the Borrower's Report on Form 10-Q with respect to the third fiscal quarter of the Borrower's fiscal year."


          (b) Article 1 of the Credit Agreement is hereby amended by deleting the definition of "Commitment Termination Date" in its entirety and substituting therefore the following new definition:
               "`Commitment Termination Date' - February 1, 1997."

          (c) Section 2.4 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting therefor the following paragraph:

               "(a) The Borrower shall pay to the Lender interest on the unpaid principal amount of each Credit Loan and the Term Loan for the period commencing on the date of each such Loan until such Loan shall be repaid in full at the rate per annum equal to one percent (1%) in excess of the Prime Rate, provided, however, that (i) effective on the first day of each Rate Reduction Period and continuing until the last day of each such Rate Reduction Period, such rate per annum shall be reduced to three-quarters percent (3/4%) in excess of the Prime Rate, and (ii) effective upon the date of consummation of an IPO, such rate per annum shall be permanently reduced to one-half percent (1/2%) in excess of the Prime Rate."

          (d) Section 2.6 of the Credit Agreement is hereby amended by deleting paragraph (b)(i) in its entirety and substituting therefore the following new paragraph (b)(i):

               "(b)(i) The principal amount of the Term Loan shall be repaid in consecutive quarterly payments of principal as follows: ten (10) equal consecutive quarterly payments of principal in the amount of Five Hundred Thousand Dollars ($500,000) each, commencing on October 31, 1994 and continuing on the last day of each January, April, July and October in each year thereafter with an eleventh (11th) and final payment on February 1, 1997, provided that such final payment shall equal the entire outstanding principal balance of the Term Loan and interest thereon."

          (e) Section 2.9 of the Credit Facility is hereby amended by deleting the last sentence of paragraph (b) in its entirety and substituting therefore the following new sentence:

               "Notwithstanding the foregoing, no such premium shall be payable in the event of (i) termination of the Credit Facility and prepayment of the Loans pursuant to Section 2.18 or Article 8 hereof or (ii) prepayment of the Term Loan following the consummation of an IPO."

          (f) Section 5.11 is hereby amended by deleting Section 5.11 in its entirety and substituting therefor a new Section 5.11 as follows:

               "Section 5.11 Additional Information: Monthly and Weekly Reports. Such other information regarding the business, affairs and condition of the Borrower and the Subsidiaries as the Lender may from time to time reasonably request, including, without limitation, as soon as available but in any event within 10 days after the end of each fiscal month, a Schedule of Inventory as of the month then ended, a completed Aged Schedule of Accounts, a trial balance, and a Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the month then ended, all to be in the same form as currently delivered to the Lender and otherwise satisfactory to the Lender. The foregoing notwithstanding, during any period in which the additional principal amount of Credit Loans which the Borrower is entitled to request in accordance with the provisions of Section 2.1(a) is less than $10,000,000, the Borrower shall deliver a Borrowing Base Certificate by Thursday of each week setting forth a calculation of the Borrowing Base as of the week then ended."

          (g) Section 6.8 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting therefor the following new paragraph (a):

               "(a) Net Worth as at the last day of each month during each fiscal year set forth below (beginning with February, 1992) at not less than the respective amounts set forth opposite each such fiscal year:

       FISCAL YEAR ENDING                  MINIMUM NEW WORTH

       January 27, 1995                    66,700,000
       February 3, 1996                    72,800,000
       February 2, 1997 and
        each fiscal year thereafter        80,576,000

     Provided, however, that effective upon the consummation of an IPO, each Minimum Net Worth amount set forth above shall be increased by an amount equal to eighty percent (80%) of the proceeds of such IPO received by the Borrower after payment of underwriting discounts and commissions."

          (h) Section 6.8 of the Credit Agreement is hereby amended by deleting paragraph (b) in its entirety and substituting therefor the following new paragraph (b):

               "(b) A ratio of EBITDA to Interest Expense determined as of the end of each fiscal quarter during the periods set forth below for such fiscal quarter plus the three immediately preceding fiscal quarters at not less than the respective ratios set forth opposite each such period:

                                                   MINIMUM EBITDA/
     FISCAL PERIODS ENDING                         INTEREST EXPENSE

     January 29, 1994 through the third
       fiscal quarter ending in 1994                   2.7

     January 28, 1995 through the third
       fiscal quarter ending in 1995                   3.2

     February 3, 1996 through the fourth
       fiscal quarter ending on February 1, 1997       5.5"

          (i) Section 6.8 of the Credit Agreement is hereby amended by deleting paragraph (c) in its entirety and substituting therefor the following new paragraph (c):

               "(c) A ratio of EBIT to Interest Expense determined as of the end of each fiscal quarter during the periods set forth below for such fiscal quarter plus the three immediately preceding fiscal quarters at not less than the respective ratios set forth opposite each such period:

                                                    MINIMUM EBIT/
     FISCAL PERIODS ENDING                          INTEREST EXPENSE

     January 29, 1994 through the third
       fiscal quarter ending in 1994                     1.9

     January 28, 1995 through the third
       fiscal quarter ending in 1995                     2.4

     February 3, 1996 through the fourth
       fiscal quarter ending on February 1, 1997         4.4"

          (j) Section 6.8 of the Credit Agreement is hereby amended by deleting paragraph (d) in its entirety and substituting therefor the following new paragraph (d):

               "(d) Fixed Charge Coverage determined as of the end of each fiscal quarter during the periods set forth below for such fiscal quarter plus the three immediately preceding fiscal quarters at not less than the respective ratios set forth opposite each such period:

                                           FIXED CHARGED
     FISCAL YEAR ENDING                      COVERAGE

     January 29, 1994 through
       the third fiscal quarter
       ending in 1994                           1.00

     January 28, 1995 through
       the third fiscal quarter
       ending in 1995                           1.05

     February 3, 1996 through
       the fourth fiscal quarter
       ending on February 1, 1997               1.10

     Provided, however, that the obligations of the Borrower under this Section 6.8(d) shall automatically terminate and be of no further force and effect upon the consummation of an IPO."

          (k) Section 7.4 of the Credit Agreement is hereby amended by deleting Section 7.4 in its entirety and substituting therefor the following new Section 7.4:

               "Section 7.4 Mergers, Acquisitions. Merge or consolidate with any Person (whether or not the Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person, except that (i) any of the Borrower's Subsidiaries may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of the Borrower, (ii) any of the Borrower's Subsidiaries may merge into or transfer assets to the Borrower and (iii) the Borrower or any Subsidiary may acquire the assets or capital stock of any Person (A) if the total purchase price paid by the Borrower and its Subsidiaries in such transaction (including liabilities assumed by the Borrower and its Subsidiaries in such transaction but excluding the value ascribed by the Borrower to any inventory and accounts receivable acquired in such transaction) does not exceed (1) $1,000,000 in the case of a transaction consummated prior to the consummation of an IPO or (2) $6,000,000 in case of a transaction consummated after the consummation of an IPO and (B) the value ascribed by the Borrower to inventory and accounts receivable acquired in such transaction does not exceed (1) $6,000,000 in the case of a transaction consummated prior to the consummation of an IPO or
     (2) $20,000,000 in the case of a transaction consummated after the consummation of an IPO, provided, in each case, that immediately after giving effect thereto no Default or Event of Default shall occur or be continuing,."

          (l) Section 7.12 of the Credit Agreement is hereby amended by deleting Section 7.12 in its entirety and substituting therefor a new
Section 7.12 as follows:

               "Section 7.12 Capital Expenditures. Make or be or become obligated to make Capital Expenditures in the aggregate for the Borrower and the Subsidiaries in excess of (X) $10,000,000 in any fiscal year of the Borrower and its Subsidiaries prior to consummation of an IPO or (Y) $15,000,000 in the fiscal year of the Borrower and its Subsidiaries in which an IPO is consummated and in each fiscal year of the Borrower and its Subsidiaries thereafter, provided, however, that any of such amounts not made or obligated to be made on Capital Expenditures during any of the respective fiscal years set forth above, not to exceed the maximum amount of $1,000,000, shall be added to the maximum amount of Capital Expenditures permitted to be made during the next succeeding fiscal year set forth above; and provided further, however, that notwithstanding the foregoing maximum amounts of Capital Expenditures permitted to be made by this Section 7.12 during the fiscal years set forth above, at no time shall Capital Expenditures during any fiscal year of the Borrower and its Subsidiaries exceed an amount equal to the sum of net income plus noncash expenses including, without limitation, noncash income tax expenses less (i) principal payments on the Term Note, (ii) principal payments on any other Indebtedness of the Borrower (other than principal payments made under the Credit Note), and (iii) the principal component of payments made under Capitalized Leases, to the extent such amounts are not deducted in the calculation of net income."

     2. As further consideration to the Lender for entering into this Amendment, the Borrower shall pay to the Lender a non-refundable fee in an amount equal to One hundred Fifty Thousand Dollars ($150,000) which amount shall be payable upon execution and delivery of this Amendment by each of the parties hereto.

     3. This Amendment shall become effective as of the date first above written (the "Effective Date") upon the execution of this Amendment by each of the parties hereto.

     4. The Borrower hereby represents and warrants to the Lender that as of the Effective Date (after giving effect to this Amendment):

          (a) Each of the representations and warranties of the Borrower contained in the Credit Agreement are true and correct as if made on the Effective Date;

          (b) No Default or Event of Default has occurred or is continuing;

          (c) The Borrower has (i) the power to execute, deliver and perform this Amendment and (ii) taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Amendment; and

          (d) This Amendment has been duly executed and delivered by it and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be subject to (i) limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (ii) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws of general application relating to or affecting creditors' rights.

     5. All references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as waived and amended by this Amendment and all references in the other Loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as waived and amended by this Amendment.

     6. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect without amendment. This Amendment shall not be construed as an amendment or waiver of any provision of the Credit Agreement except as specifically set forth herein, nor shall this Amendment be construed as a waiver of any Event of Default or a waiver of any right or remedy the Lender may have under the Credit Agreement or any other Loan Document, at law or otherwise.

     7. This Amendment may be signed in any number of counterparts all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Amendment by signing any counterpart.

     8. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.

                         PEEBLES INC.

                         By: /s/ E. Randolph Lail

                         Title:__________________________________



                         NATWEST USA CREDIT CORP.

                         By: /s/ Kevin R. Rogers

                         Title:__________________________________